Contact:
Bruce Widener, CEO
502-657-3507
investors@askbeacon.com

Porter, LeVay & Rose, Inc.
Marlon Nurse, V.P. – Investor Relations
212-564-4700

Halliburton Investor Relations
Geralyn DeBusk, President, or Hala
Elsherbini, COO
972-458-8000

Beacon Enterprise Solutions to Host Conference Call on December 17, 2010 to
Discuss Fiscal 2010 Year-End Results and the Outlook for 2011

— 2010 Revenue Growth to Exceed 33% —

— 2011 Outlook Remains Strong —

LOUISVILLE, KY, December 1, 2010 — Beacon Enterprise Solutions Group, Inc. (OTC BB: BEAC) (www.askbeacon.com), an emerging global leader in the design, implementation and management of high performance Information Technology Systems (ITS) infrastructure solutions, will host a conference call to discuss its fourth quarter and fiscal year-end financial results on December 17, 2010, at 10:00 a.m. EST.

Growth from continuing operations in FY2010 will be approximately 33% up from $10.1 million in FY2009 to between $13.5 and $14.0 million for FY2010.

The continued delivery of services to fulfill our $70MM+ project backlog as well as new business opportunities, lead us to believe that FY2011 will be a breakthrough year. We are continuing to see strong business flow from Fortune 500 clientele and look forward to transitioning to profitability in 2011. The additional credit facility recently announced, will allow us to accelerate our business model and deliver the financial metrics that shareholders deserve. We are excited and optimistic as we implement these newly signed contracts and backlog.

During the call management will discuss new relationships that have enabled additional ITS services that build customer loyalty and further solidify Beacon’s focus on its four core disciplines. Management will also discuss new business opportunities and provide details on the outlook for 2011.

Participants on the call will include Bruce Widener, Chairman and Chief Executive Officer; Michael Grendi, Chief Financial Officer; and Jerry Bowman, Chief Operating Officer.

The teleconference can be accessed by calling 888-495-3916 and entering conference ID # 29088278. Participants outside of the U.S. and Canada can join by calling 706-634-7530 and entering the same conference ID. Please dial in 15 minutes prior to the beginning of the call.

The conference call will be simultaneously webcast and available on the company's website, http://www.askbeacon.com, under the "Investor Relations" tab. A digital recording of the conference call will be available for replay two hours after the end of the call's completion until 11:59 p.m. EST on Sunday, December 19, 2010 by calling 706-645-9291 and entering conference ID # 29088278.

Aggregate Future Value of Project Backlog

Aggregate Future Value of Project Backlog reflects the projected revenue impact of existing engagements over a one to four year period and is subject to change as work is completed and/or the scope of various engagements changes over time. This number includes the projected value of previously announced, multi-year ITS managed services engagements as well as short-term projects for which the Company has been engaged to provide ITS Engineering (IE), Service Delivery Management (SDM), ITS Contract Services (ICS) and/or ITS Construction Management (ICM).

About Beacon Enterprise Solutions Group, Inc.

Beacon Enterprise Solutions Group is an emerging global leader in the design, implementation and management of high performance Information Technology Systems (“ITS”) infrastructure solutions. Beacon offers fully integrated, turnkey IT infrastructure solutions capable of fully servicing the largest companies in the world as they increasingly outsource to reduce costs while optimizing critical IT design and infrastructure management. Through an integrated team approach, Beacon offers a broad range of products and services including IT infrastructure design, implementation and management, application development and voice/data/security system integration, installation and maintenance. Beacon’s client roster includes state and local agencies, educational institutions, and over 4,000 companies ranging in size from mid-sized companies to the Fortune 500. Beacon is headquartered in Louisville, Kentucky, with a regional headquarters in Dublin, Ireland, Prague, Czech Republic and personnel located throughout the United States and Europe.

For additional information, please visit Beacon’s corporate website: www.askbeacon.com

This press release may contain “forward-looking statements.” Expressions of future goals and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements may include, without limitation, statements about our market opportunity, strategies, competition, expected activities and expenditures as we pursue our business plan. Although we believe that the expectations reflected in any forward-looking statements are reasonable, we cannot predict the effect that market conditions, customer acceptance of products, regulatory issues, competitive factors, or other business circumstances and factors described in our filings with the Securities and Exchange Commission may have on our results. The company undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.

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